UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

HYCOR BIOMEDICAL INC.

(Exact Name of Registrant)

Delaware	0-11647	58-1437178

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7272 Chapman Ave., Garden Grove, California	92841

(Address of principal executive offices)	(Zip Code)

(714) 933-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed, since last report)

Item 5. Other Events.
Item 7. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

On July 24, 2003, Hycor Biomedical Inc. (“Hycor”) announced the execution of an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Stratagene Holding Corporation, a Delaware corporation (“SHC”), SHC Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SHC (“Merger Sub”) and Hycor. Pursuant to the Merger Agreement, SHC would acquire all of the outstanding shares of Hycor through a merger between Merger Sub and Hycor, with Hycor as the surviving corporation. Pursuant to the Merger Agreement, Hycor stockholders would receive 0.6158 SHC shares in exchange for each Hycor share, plus cash for any fractional shares. The Merger Agreement, as well as the joint press release of Hycor and SHC announcing the Merger Agreement, are filed as exhibits herewith and are incorporated by reference herein.

Item 7. Financial Statement and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Reorganization by and among Stratagene Holding Corporation, SHC Acquisition Sub, Inc. and Hycor Biomedical Inc.

99.1	Joint Press Release of Hycor Biomedical Inc. and Stratagene Holding Corporation issued on July 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYCOR BIOMEDICAL INC.

By:	/s/ REGINALD P. JONES

Reginald P. Jones

Senior Vice President and Chief Financial Officer

Dated: July 24, 2003

EXHIBIT INDEX

2.1	Agreement and Plan of Reorganization by and among Stratagene Holding Corporation, SHC Acquisition Sub, Inc. and Hycor Biomedical Inc.

99.1	Joint Press Release of Hycor Biomedical Inc. and Stratagene Holding Corporation issued on July 24, 2003.